UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The description of the issuance of the Pre-Funded Warrants (as defined herein) set forth in Item 3.03 below is incorporated by reference into this Item 3.02. The issuance of the Pre-Funded Warrants is expected to be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance will not involve a public offering.

Item 3.03 Material Modification to Rights of Security Holders

On August 1, 2023, Alimera Sciences, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Prior to such amendment, the Certificate of Designation provided that the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”) (including any accrued but unpaid dividends) would automatically convert at the then-applicable conversion price (the “Mandatory Conversion”) in full into the Company’s common stock (the “Common Stock”) following approval by the Company’s stockholders of the issuance of shares of Common Stock upon conversion of the Series B Preferred and the issuance of shares of Common Stock upon exercise of certain warrants (such approval, the “Stockholder Approval”). The Certificate of Amendment, which was approved by the requisite holders of the Series B Preferred, provides that the Company may issue pre-funded common stock warrants (the “Pre-Funded Warrants”) to certain holders of Series B Preferred that elected to receive Pre-Funded Warrants prior to Stockholder Approval in lieu of a portion of Common Stock that would otherwise be issued in the Mandatory Conversion to such holders. The Pre-Funded Warrants have an exercise price of $0.01 per share. The Pre-Funded Warrants were offered to holders of Series B Preferred whose Mandatory Conversion of Series B Preferred would otherwise result in such holders, together with their affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the Mandatory Conversion the opportunity to purchase, if such holders so chose prior to Stockholder Approval, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in such holder’s beneficial ownership exceeding 9.99% of the Company’s outstanding Common Stock. Accordingly, the Company is filing as Exhibit 5.1 hereto an updated opinion of counsel with respect to the shares of Common Stock registered for resale on the Registration Statement on Form S-3 (No. 333-273090), filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2023, which was declared effective by the SEC on July 12, 2023. Such opinion is incorporated by reference into such Registration Statement.

The Certificate of Amendment and the form of Pre-Funded Warrant are filed as Exhibit 3.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the Certificate of Amendment and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (d)

As previously disclosed, pursuant to the Securities Purchase Agreement by and between the Company and the purchasers party thereto, dated as of March 24, 2023 (as amended, the “Purchase Agreement”), Caligan Partners LP and its affiliates (“Caligan”) had the right to designate one director for election to the Company’s Board of Directors (the “Board”), effective upon Stockholder Approval. In connection with the appointment by the Board of one additional director designated by Caligan effective upon Stockholder Approval, C. Daniel Myers resigned from the Board. This resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. The Company greatly appreciates Mr. Myers’ many years of dedicated service as a director and looks forward to his service as Chairman Emeritus, a non-voting advisory role to the Board.

In connection with such right, and based in part upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Ross DeMont to the Board effective upon Stockholder Approval to fill the vacancy on the Board following the resignation discussed below, as a Class I director to serve a term expiring at the 2026 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Mr. DeMont and the Company have also entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form the Company has entered into with its other directors as filed with the SEC on October 30, 2009, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Mr. DeMont and any of the Company’s directors or executive officers and Mr. DeMont does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chairman Emeritus, the Company and Mr. Myers entered into a Chairman Emeritus Agreement dated as of August 1, 2023 (the “Myers Agreement”). Pursuant to the Myers Agreement, Mr. Myers will serve as Chairman Emeritus through the date of the Company’s 2024 annual meeting of stockholders, which term may be extended upon mutual agreement of the parties thereto. Mr. Myers’ compensation will be consistent with the cash and equity compensation provided to the Chair of the Board pursuant to the Company’s non-employee director compensation program. The Myers Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the Myers Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

(e)

As previously disclosed, on June 15, 2023, the Board adopted, subject to stockholder approval, the Alimera Sciences, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), which if approved by the Company’s stockholders, would replace its 2019 Omnibus Incentive Plan, as amended (the “Prior Plan”), and no new awards would be granted under the Prior Plan. The stockholders voted to approve the 2023 Plan at the 2023 annual meeting of stockholders (the “Annual Meeting”, and the date of such approval, the “Effective Date”).

The 2023 Plan has a share reserve equal to the sum of (a) 3,231,755 shares of Common Stock, (b) shares that are subject to awards granted under the Prior Plan that are outstanding on or after the Effective Date and that are subsequently forfeited, cancelled, expire or lapse unexercised or unsettled or are reacquired by the Company, (c) the number of shares reserved under the Prior Plan that are not issued or subject to outstanding awards under the Prior Plan on the Effective Date, and (d) the increase in shares described below.

On the first anniversary of the Effective Date, the number of shares of Common Stock that may be issued under the 2023 Plan will increase by a number of shares equal to 6% of the number of outstanding shares of Common Stock (assuming full conversion of the Series B Preferred into Common Stock). The 2023 Plan is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission (the “SEC”) on June 29, 2023 (the “Proxy Statement”).

The foregoing description of the 2023 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2023 Plan, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

On August 1, 2023, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Proxy Statement.

On June 8, 2023, the record date for the Annual Meeting, there were 8,805,727 shares of Common Stock outstanding and entitled to vote. In deciding all matters at the Annual Meeting, the holders of Common Stock had the right to one vote for each share of Common Stock they held as of the record date; provided, however, entities to which Velan Capital Investment Management LP serves as the investment manager were not entitled to vote the 1,401,901 shares of Common Stock acquired on May 17, 2023 pursuant to the Purchase Agreement with respect to Proposal 6. Of the 8,805,727 votes that were eligible to be cast by the holders of Common Stock at the Annual Meeting, 6,036,140 votes, or approximately 69% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following directors to serve as Class I directors until the 2026 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Directors	Votes For	Votes Withheld	Broker Non-Votes
C. Daniel Myers	4,446,852	454,949	1,134,339
John Snisarenko	4,839,494	62,307	1,134,339
Michael Kaseta	4,894,029	7,772	1,134,339

Proposal 2:	Ratification of appointment of Grant Thornton LLP.

 The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
6,024,196	5,524	6,420

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

 The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,843,221	31,482	27,098	1,134,339

Proposal 4:	Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on a non-binding advisory basis, the holding of future non-binding advisory votes on the compensation paid to the Company’s named executive officers every year. The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
4,246,480	3,496	401,480	250,345	1,134,339

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will conduct future stockholder advisory votes on the compensation paid to the Company’s named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation program for the named executive officers, expected to be held at the Company’s 2029 annual meeting of stockholders.

Proposal 5:	Approval of the adoption of the Alimera Sciences, Inc. 2023 Equity Incentive Plan.

The Company’s stockholders approved the adoption of the Alimera Sciences, Inc. 2023 Equity Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,383,265	482,788	35,748	1,134,339

Proposal 6:	Approval of the issuance of shares of Common Stock upon conversion of the Series B Preferred and the issuance of shares of Common Stock upon exercise of certain warrants.

The Company’s stockholders approved the issuance of shares of Common Stock upon conversion of the Series B Preferred and the issuance of shares of Common Stock upon exercise of certain warrants. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,475,273	23,368	1,259	1,134,339

Item 8.01. Other Events.

As a result of the receipt of Stockholder Approval, as provided in the Certificate of Designation, as amended, the Company has designated August 15, 2023 as the date for Mandatory Conversion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Designation of Series B Convertible Preferred Stock
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP
10.1	Alimera Sciences, Inc. 2023 Equity Incentive Plan and forms of award agreements thereunder
10.2	Chairman Emeritus Agreement, dated as of August 1, 2023 by and between Alimera Sciences, Inc. and C. Daniel Myers
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: August 2, 2023	By:	/s/ Russell L. Skibsted
	Name:	Russell L. Skibsted
	Title:	Chief Financial Officer